CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the inclusion of our report related to the consolidated financial statements of Photon Dynamics Canada Inc. (formerly known as Image Processing Systems Inc.) dated August 3, 2001 in this Form 10-K and its incorporation by reference in the registration statements previously filed by Photon Dynamics, Inc. on, Form S-3, File No. 333-67622; Form S-3, File No. 333-49444; Form S-8, File No. 333-54254; Form S-8,
File No. 333-95479; Form S-8, File No. 333-72761; Form S-8, File No. 333-51413;
Form S-8, File No. 333-05283; and Form S-8, File No. 333-98232-LA. It should be noted that we have not audited any financial statements of Photon Dynamics Canada Inc. subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.

                                        /s/ ARTHUR ANDERSEN, LLP
                                        ----------------------------------------

Mississauga, Canada
December 5, 2001